Exhibit 99.1

News Release Sunoco Logistics Partners L.P. 1818 Market Street Philadelphia, PA 19103-7583

For further information contact:	FOR IMMEDIATE RELEASE
Thomas Golembeski (media) 215-977-6298	August 24, 2010
Peter J. Gvazdauskas (investors) 215-977-6322

No. 19

SUNOCO LOGISTICS PARTNERS L.P.

PRICES PUBLIC OFFERING OF COMMON UNITS

PHILADELPHIA, August 24, 2010 - Sunoco Logistics Partners L.P. (NYSE: SXL), announced today that it has priced its previously announced public offering of 1,750,000 common units at $74.45 per unit. The underwriters of this common unit offering have been granted an option to purchase up to 262,500 additional common units. The offering was made pursuant to an effective shelf registration statement on Form S-3, as amended, previously filed with the Securities and Exchange Commission. The Partnership intends to use the net proceeds from this offering to reduce the indebtedness outstanding under the $395 million revolving credit facility of its wholly owned subsidiary, Sunoco Logistics Partners Operations L.P.

Barclays Capital and UBS Investment Bank are acting as joint book-running managers for the common unit offering.

A copy of the prospectus supplement and the accompanying prospectus related to this offering may be obtained from Barclays Capital, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, or by calling Barclays Capital toll-free at (888) 603-5847 or by e-mail at barclaysprospectus@broadridge.com, or from UBS Investment Bank, Attention: Prospectus Department, 299 Park Avenue, New York, NY 10171, or by calling (888) 827-7275.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership formed to acquire, own and operate refined products and crude oil pipelines and terminal facilities. The Refined Products Pipeline System consists of approximately 2,200 miles of refined products pipelines located in the northeast, midwest and southwest United States and equity interests in four refined products pipelines. The Terminal Facilities consist of approximately 10 million shell barrels of refined products terminal capacity and approximately 23 million shell barrels of crude oil terminal capacity (including approximately 20 million shell barrels of capacity at the Nederland Terminal on the Gulf Coast of Texas). The Crude Oil Pipeline System consists of approximately 3,850 miles of crude oil pipelines, located principally in Oklahoma and Texas, and majority ownership interests in two crude oil pipelines.

Portions of this document constitute forward-looking statements as defined by federal law. Although Sunoco Logistics Partners L.P. believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect the Partnership’s business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: whether or not the transactions described in the foregoing news release will be cash flow accretive; increased competition; changes in demand for crude oil and refined products that we store and distribute; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; plant construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in the Partnership’s Form 10-K filed with the Securities and Exchange Commission on February 23, 2010, and/or its subsequently filed Forms 10-Q. The Partnership undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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